STOCK OPTION AGREEMENT

     STOCK  OPTION  AGREEMENT dated as of May 14, 1997,  between the persons and entities listed under  "Grantors"  in  the  signature  pages hereof (the

"Grantors"), the Special Committee created by the Board of  Directors of the

Corporation (as defined below) pursuant to the resolution  of  such Board of

April 3, 1997 represented herein by MESSRS. RICHARD REISS AND  SUTTON KEANEY

(the  "Optionee"),  PEPSI-COLA  PUERTO  RICO  BOTTLING COMPANY,  a  Delaware

corporation  (the "Corporation"), and MR. RAFAEL  NIN  (in  his  capacity as

"Trustee" of the Trust, as defined below).

     WHEREAS the Grantors own  the 2,500,000 shares of Class B Common  Stock of  the  Corporation  set  forth opposite their names on the signature pages hereof, or beneficial  interests  in  a  trust  (the  "Trust")  holding such shares (the "Option Shares") and other shares not reflected thereon;

     WHEREAS  the  Corporation and  some of its directors are defendants  in certain class  action  securities lawsuits (the "Litigation") (the titles of

which  are   listed  herein   on   Exhibit  "A"  attached  hereto)  and  the

Corporation's  counsel, Gibson, Dunn  & Crutcher, has recommended a possible settlement  agreement (the "Settlement  Agreement")  with  the plaintiffs in such Litigation to settle  the Litigation, and

     WHEREAS, said agreement would call for  the payment of  $2,500,000  and

2,500,000 class B Corporation shares;

     WHEREAS, the potential settlement with  the Corporation's Directors and

Officers insurance  carrier, AIU, may be  insufficient to fully fund (1) the

$2,500,000 cash settlement payment which would be due to plaintiffs, (2) the

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Corporation's  defense   costs   of  approximately  $2,500,000  and (3) the

additional  funds  representing  the  value  of  2,500,000  shares  of  the

Corporation's common stock, and the Corporation does not have the resources sufficient to fund the recommended settlement;

     WHEREAS, the Grantors are the  original organizers of PCPR own a major stake in the Corporation and have a definite  interest  in  seeing that the

Corporation survives and prospers;

     WHEREAS, the Grantors wish to protect their interests as  shareholders in the Corporation; and

     WHEREAS  because  the  Grantors  believe  that  the  business  of  the

Corporation  is viable and that it should be preserved on an ongoing basis,

the Grantors have a substantial interest in the Corporation as shareholders and the Grantors  are  willing  to  incur  some  short-term  loss  in their investment  in  order  to  foster  the  long-term  financial  health of the

Corporation,  and  to preserve their remaining interests in the Corporation as shareholders;

     NOW, THEREFORE,  in  consideration  of the premises and other good and valuable  consideration,  the  receipt and adequacy  of  which  are  hereby acknowledged, each of the parties  herein,  intending  to be legally bound,

agrees to grant to the Trustee an option on certain Class  B  shares of the

Corporation owned by them as follows:

     1.   GRANT OF OPTION.

          (a)  Subject  to Section 3 hereof, the Grantors hereby  grant  to the Optionee an option on  behalf  of the Corporation or its designees (the

"Option") to buy all of the option Shares at a price per share equal to (i)

the  aggregate  amount,  if  any, in excess  of  $5,000,000  (the  "Minimum

                                       2

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Recovery Amount") obtained by the Corporation under its existing "Directors and Officers" liability policy divided by (ii) 2,500,000, as such price may be adjusted from time to time  in  accordance  with  Section  4  below (the

"Exercise  Price").   The  parties  agree  that  to  the  extent the amount

recovered by the Corporation under such "Directors and Officers"  liability policy  does  not exceed the "Minimum Recovery Amount", the Exercise  Price shall be 0. An  Exercise  Price  of  0  shall  not in any manner impair the

Optionee's ability to exercise the Option hereunder. Anything herein to the contrary notwithstanding, the Exercise Price shall  never  be  greater than the sales price of Class B shares of the Corporation as quoted on  the  New

York  Stock  Exchange  on  the close of business on the date such option is exercised.

          (b)   Notwithstanding  anything to the contrary in paragraph 1(a)

above, if by the time the Corporation  files  its 10-Q corresponding to the second quarter of its current fiscal year with  the Securities and Exchange

Commission  the  Corporation  has  not  reached  a  settlement   with   the

Corporation's insurance carrier under its existing "Directors and Officers"

Liability  policy,  the  Minimum  Recovery Amount shall be increased by the amount  of  attorneys  fees and other  related  expenses  incurred  by  the

Corporation with respect to the prosecution (or the defense) of any claims,

demands, or lawsuits in  respect  of  such  insurance  carrier,  including,

without   limitation,  attorneys  fees  incurred  in  the  negotiation  and preparation  of  a  settlement arrangement with such carrier after the date such 10-Q is filed.

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     2.   EXERCISE OF  OPTION.  The Option may be exercised by the Optionee at the request of the Corporation  by  delivery  of a written notice to the

Optionee by the Corporation.  The Optionee shall also  have  the  right  to transfer  the Option (with all of the rights thereunder) to the Corporation or as otherwise  directed  by  the Corporation.  In the event the Option is exercised by the Optionee or the  Corporation,  as  the  case  may  be, the

Corporation  (in  either  case)  shall  promptly  thereafter notify all the

Grantors of the exercise of the Option and of the applicable Exercise Price and the date of consummation of the sale (the "Closing  Date")  which shall not  be  later than ten business days after receipt of such notice  by  the

Grantors.   On  the  Closing Date the Trustee of the Trust shall deliver to the Secretary of the Corporation  the  certificates  evidencing  the Option shares, endorsed in the name of the Corporation, and the Corporation or the

Optionee, as the case may be, shall deliver the Exercise Price (if  greater

than  0)  to  the  Grantors.   In  the  event  the Exercise Price is 0, the

Optionee  or  the  Corporation, as the case may be,  shall  so  advise  the

Grantors.  The parties further agree and understand that recovery under the

"Directors and Officers"  liability  policy  may not be sufficient upon the exercise  of  the  Option  to  provide  for  an  Exercise  Price  above  0.

Notwithstanding the foregoing, if at any time subsequent to the exercise of the  Option  any additional recovery under such  "Directors  and  Officers"

liability policy  is  obtained,  such  additional  recovery amount shall be computed in the Exercise Price.

     3.   CONDITIONS TO THE EXERCISE OF THE OPTION.  The Optionee shall not have the right to exercise the Option, as set forth  in  Section 2  hereof,

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until  and  unless  the  Litigation  is  settled  pursuant  to  final   and

unappealable  court  order  approving the Settlement Agreement, which shall include the terms providing for the release of the Grantors as set forth in

Paragraph 9(c) of this Agreement.  The Optionee shall have 30 days from the date such court order is notified by the court within which to exercise the

Option.  Further, upon exercise  of  the  Option,  the Option Shares may be used solely for purposes of effectuating the consummation of the Settlement

Agreement.   In  the event the court with competent jurisdiction  over  the

Litigation  does  not  grant  or  otherwise  denies  its  approval  of  the

Settlement Agreement, this Agreement shall terminate.

     4.   RESTRICTIONS ON EXERCISE OR TRANSFERABILITY.

          (a)  The Optionee may only exercise the Option for the benefit of the Corporation and  may only transfer the Option to the Corporation or its designee.

          (b)   This Option  may  not  be transferred unless a registration statement  under  the Securities Act of 1933  is  in  effect  with  respect thereto or the Corporation shall have received an opinion of counsel to the effect that such registration is not required.

     5.   SHARE AND  PRICE  ADJUSTMENTS.   In the event of any stock split,

extraordinary  dividend, combination, reclassification,  exchange,  or  any other transaction  or  event  that  changes  the character or amount of the common stock outstanding prior to the Expiration  Time,  the parties hereto agree  that adjustments shall be made in (x) the character  and  number  of

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Option Shares  and  (y)  the  Exercise  Price  thereof, if any, to make the

Options equivalent to the Options existing prior  to  such  event (it being understood  and  agreed that in the event of any merger, consolidation,  or other business combination  involving  the  Corporation,  or the partial or complete  liquidation thereof, the Optionee shall be entitled  to  receive,

upon exercise  of  its  Options, the kind and amount of securities or other consideration  that the Optionee  would  have  received  had  the  Optionee exercised such Options immediately prior to such event).

     6.   ACCEPTANCE  OF  TRUSTEE.   The Trustee hereby agrees to the terms

and conditions of the Option and shall  undertake  any such acts and do all things within its control as may be necessary to permit the consummation of the transactions contemplated hereunder; provided that  the  Trustee  shall not  be required to do anything unless and until he shall be satisfied that he has  received adequate indemnity against any liability arising from such action.

     7.   COVENANTS.   The  Grantors agree not to sell, pledge or otherwise

transfer or encumber any of their Option Shares.

     8.   INDEMNITY.

          (a)  The Corporation will indemnify and hold the Trustee harmless from any and all claims, demands,  causes  of  action, losses, liabilities,

damages, judgments or Charges of any kind, including without limitation the cost  of  defending any action against him, together  with  any  reasonable attorneys' fees and investigation costs incurred in connection therewith or in connection  with  any  potential  claim  or  loss, and including any tax imposed on the Trustee arising from this agreement,  or any other expenses,

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fees,  or  charges of any character or nature, arising in  connection  with this agreement,  unless  and until it is determined in a final unappealable judgment that such claim,  demand,  damage  or  expense  arises as a direct result of the willful misconduct or gross negligence of the Trustee.

          (b)   (i) In consideration of the fact that the Corporation would solely  benefit  from  the exercise of the Option, and upon the exercise of the Option the Corporation  shall indemnify any Grantor who is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative  or  investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent  of  the  corporation,  or is or was serving at the request of the Corporation as a director, officer,  employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines,

and  amounts paid in settlement actually and reasonably incurred by him  in connection  with  such action, suit or proceeding if he acted in good faith and in a manner he  reasonably believed to be in or not opposed to the best interest of the corporation,  and,  with  respect to any criminal action or proceeding, had no reasonable cause to believe  his  conduct  was unlawful.

The  termination  of  any  action,  suit or proceeding by judgment,  order,

settlement,  conviction,  or  upon  a  plea   of  nolo  contendere  or  its

equivalent, shall not, of itself, create a presumption  that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Corporation, and,  with  respect

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to any criminal action or proceeding, had reasonable cause to believe  that his conduct was unlawful.

          (ii) Upon  the  exercise of the Option, the Corporation agrees to indemnify any Grantor who was  or  is a party or is threatened to be made a party to any threatened, pending or  completed  action or suit by or in the right of the corporation to procure a judgment in  its  favor  by reason of the  fact that he is or was a director, officer, employee or agent  of  the

Corporation,  or  is  or was serving at the request of the Corporation as a director, officer, employee  or  agent of another corporation, partnership,

joint  venture,  trust  or other enterprise,  against  expenses  (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement  of such action or suit if he acted in good faith and in a manner he reasonably  believed to be in or not opposed to the best interests of the corporation; except  that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the state  of  Delaware or the court in which such  action  or  suit was brought shall determine  upon  application  that despite the adjudication  of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court  of Chancery of the state of Delaware or such other court shall deem proper.

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          (iii)     To the extent that a Grantor has been successful on the

merits or otherwise in defense of  any  action, suit or proceeding referred to in paragraphs (i) and (ii) above, or in  defense  of any claim, issue or matter  therein,  he  shall  be  indemnified  against  expenses  (including attorneys'  fees)  actually  and reasonably incurred by him  in  connection therewith.

          (iv) In connection with  the  indemnification provided hereunder,

any  expenses  incurred by any Grantor in defending  a  civil  or  criminal action, suit or  proceeding  shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of  such  Grantor  to  repay  such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Section.

          (v)  Nothing contained in this Section is intended  to  or  shall limit  in any manner the breath or scope of (x) the indemnity contained  in

Section 8(c) or (y) the releases contained in Section 9.

          (c)   In consideration  of  the  fact  that the Corporation would solely  benefit  from  the  exercise  of the option, the  Corporation  will indemnify and hold the Grantors harmless  from any and all claims, demands,

causes of action, losses, liabilities, damages, judgments or charges of any kind,  including,  without limitation, the cost  of  defending  any  action against any such Grantor,  together with any reasonable attorney's fees and investigation costs incurred  in connection therewith or in connection with any potential claim or loss, or any other expense (other than taxes imposed

                                       9


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on the Grantors) arising in connection  with this agreement except that, if any  such  claim,  demand, damage or expense  arises  out  of  the  willful misconduct or gross  negligence  of any such Grantor, and such condition is determined in a final and unappealable  judgment,  then  such Grantor shall not have the benefit of the provisions hereunder.

          (d)  Nothing in this Agreement will supersede impair or otherwise affect the indemnification provisions in the Corporation's by-laws (and any such related decisions of the Corporation or resolutions of  the  Board  of

Directors of the Corporation in respect thereof) which inure to the benefit of officers and directors (current and former) of the Corporation.

     9.   RELEASES.

          (a)   In consideration  for  the  granting  of the Option by each

Grantor,  and effective upon the exercise of such Option,  the  Corporation agrees to forever  discharge,  waive  and  release  each  Grantor and their successors and assigns, from and against all demands, direct  or derivative claims,  actions,  or  causes  of  actions,  assessments  losses,  damages,

liabilities,  cost  and expense, interest, and penalties, asserted against,

could have been asserted,  or  could  in  the  future  be  asserted  by the

Corporation against any Grantor, in connection with, arising out of, or  in any  way  related,  directly  or  indirectly,  to  any act, failure to act,

omissions,  misrepresentations, facts, events, circumstances,  transaction,

occurrences with  respect  to  the  subject  matters  alleged, set forth or otherwise comprised or referred to in the Litigation, or  that  could  have

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been   added   by  amendment,  including  without  limitation,  claims  for indemnification, contribution, violation of federal, state, common or other law, all torts including  but  not  limited  to  defamation,  fraud, fault,

malpractice,  misrepresentation,  negligence,  breach  of duty, loyalty  or care,  breach  of  fiduciary  responsibility and recklessness  or  tortious interference.

          (b)   In consideration  of  the  terms  and  conditions  of  this

Agreement, and upon  the  exercise  of the Option, the Corporation releases and forever discharges, and covenants  to forever refrain from prosecuting,

on  behalf  of  itself,  its successors and  assigns,  and  any  person  it represents, all of the Grantors,  and  each  of  them, and their respective

past   and   present   agents,  employees,  attorneys,  heirs,   executors,

representatives, successors,  and  assigns,  from each and every direct and derivative claim, known or unknown, which could  have been asserted against the Grantors in connection with, arising out of, or  in any way relating to any acts, facts, transactions, representations, omissions  or other subject matters that relate, directly or indirectly, to the service  of any Grantor as an officer and/or director of the Corporation, including but not limited to claims under the laws, statutes, regulations, common law or civil law of the United States, any state law, the Commonwealth of Puerto Rico,  or  any foreign  jurisdiction,  which the Corporation had, now has or may hereafter have, against any of the  aforementioned  released persons, or any of them,

(except for the right to enforce the terms  of  this  Agreement),  if  with

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respect  to any such claim such Grantor acted in good faith and in a manner he reasonably  believed to be in or not opposed to the best interest of the

Corporation.

          (c)  As amongst each other and effective upon the exercise of the

Option, the Grantors  agree  to  forever  discharge, waive and release each other  and  their successors and assigns, from  and  against  all  demands,

claims,  actions,  or  causes  of  actions,  assessments  losses,  damages,

liabilities,  cost  and expense, interest, and penalties, asserted against,

could have been asserted,  or  could in the future be asserted by a Grantor against any other Grantor, in connection  with,  arising  out of, or in any way related, directly or indirectly, to any act, failure to act, omissions,

misrepresentations, facts, events, circumstances, transaction,  occurrences with  respect  to  the  subject  matters  alleged,  set  forth or otherwise comprised or referred to in the Litigation, or that could  have  been added by  amendment,  including  without  limitation, claims for indemnification,

contribution, violation of federal, state,  common  or other law, all torts including  but  not  limited  to  defamation,  fraud,  fault,  malpractice,

misrepresentation, negligence, breach of duty, loyalty or  case,  breach of fiduciary responsibility and recklessness or tortious interference.

          (d)   In further consideration of the Option granted by Grantors,

the Corporation agrees that the Settlement Agreement shall contain all such terms and conditions  as  are  necessary  to effectively cause the full and unconditional release and discharge from any  and all liabilities that have been  and may have been asserted by virtue of the  Litigation  against  the

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Grantors  pursuant  to  terms  and  conditions  that  are to the reasonable

satisfaction  of  the  Grantors.   In  the  event that any such  settlement

agreement does not contain such terms and conditions,  this Agreement shall terminate without any liability to any of the parties herein.

     10.  REPRESENTATIONS  AND WARRANTIES.  Each of the parties  represents that he, she or it is duly authorized  to execute, deliver and perform this agreement and has duly authorized, executed  and  delivered this agreement,

and that this agreement, including, without limitation,  its  provision for release  of the Grantors, is the valid, binding and enforceable  obligation of such person  or entity and does not conflict with any agreement or other document binding on such person or entity.

     11.  BINDING  EFFECT.   This Agreement shall be binding upon and inure

to  the benefit of the parties  hereto  and  their  respective  successors,

assigns, and legal representatives.

     12.  SPECIFIC  PERFORMANCE.   The  parties recognize and agree that if

any of the provisions of this Agreement,  including without limitation, its provisions and the release of the Grantors  are not performed in accordance with  their  specific  terms  or  are  otherwise  breached,  immediate  and irreparable harm or injury would be caused for which money damages will not be an adequate remedy.  Accordingly, each party agrees that, in addition to

other  remedies,  the  non-breaching  parties  shall  be   entitled  to  an

injunction  restraining  any  violation  or  threatened  violation  of  the provisions of this Agreement or to specific performance or  other equitable relief to enforce the provisions of this Agreement.  In the event  that any

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action is brought in equity to enforce the provisions of this Agreement, no party will allege, and each party hereby waives the defense, that there  is

an   adequate   remedy   at   law.    Anything   herein   to  the  contrary

notwithstanding,  the parties agree that the remedies provided  herein,  or any other remedies  at  law,  shall  not  be available nor shall apply with respect to the conditions set forth in Section  9(d)  hereof and the remedy for  non-compliance  thereof  shall be limited to the termination  of  this

Agreement as set forth in Section 9(d).

     13.  ENTIRE AGREEMENT.  This  Agreement, in conjunction with the Trust

Agreement  executed  simultaneously  herewith,   constitutes   the   entire

agreement  among the parties with respect to the subject matter hereof  and supersedes all  other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

     14.  FURTHER ASSURANCES.  Each party will execute and deliver all such further documents  and  instruments and take all such further action as may

be  necessary  to  give  effect   to  this  agreement  and  consummate  the

transactions contemplated hereby.

     15.  VALIDITY.  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

     16.  CONFIDENTIALITY.   The  parties   to  this  Agreement  will  keep

confidential  the  terms of this Agreement unless  the  disclosure  thereof becomes mandatory by  application of law or regulation or by a court order,

or if the Corporation's  securities  counsel, considering the occurrence of

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any circumstances, deems it appropriate  or  advisable  to  undertake  such disclosure.

     17.  GOVERNING LAW.  This Agreement shall be governed by and construed in  accordance  with  the  laws of the Commonwealth of Puerto Rico, without regard to Puerto Rico's conflict of laws rule.

     18.  COUNTERPARTS.  This  Agreement  may  be executed in counterparts,

each of which shall be deemed to be an original,  but  all  of which, taken together, shall constitute one and the same instrument.

     19.  AMENDMENTS.  This Agreement may not be amended or modified except by a written agreement signed by the affected parties hereto.

     20.  NOTICES.  All notices which may or are required to be given under this Agreement or with respect to it shall be in writing and shall be given either by personal delivery or by certified or registered mail,  and  shall be  deemed  to  have  been  given or made when personally delivered or five business days after being deposited  in the mail, return receipt requested,

in the case of notice by certified or  registered  mail,  to  the following addresses:

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     If to the Optionee:

               Mr. Richard Reiss
               PO Box 190998
               San Juan, PR  00919-0998

               Mr. Sutton Keaney
               Winthrop, Stimpson, Putnam & Roberts
               One Battery Park Plaza
               New York, New York  10004-1490

     If to the Corporation:

               PO Box 1709
               Hato Rey, Puerto Rico 00919

               Attention: President

     If to the Trustee:

               Mr. Rafael Nin
               Cervantes No. I
               Apt. #2
               Condado
               Santurce, Puerto Rico  00907

     If to any Grantor, to the address set forth below their names  on  the signature pages hereof.

     The  parties  may,  by  written  notice given hereunder, designate any further or different address, including  addresses  of  counsel,  to  which subsequent  notices  shall  be  sent or persons to whose attention the same shall be directed.

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.



NAME OF SHAREHOLDERS AND ADDRESS FOR    NUMBER OF SHARES         NOTICES IN THE TRUST SIGNATURE
BEING DEPOSITED
Charles H. and Patricia Beach           988,435                  /s/ Charles H. Beach
                                                                 /S/ PATRICIA BEACH

Michael J. Gerrits                      183,721                  /S/ MICHAEL J. GERRITS
Investment Ltd.

Patrick T. Gerrits                      150,126                  /S/ PATRICK T. GERRITS
Investment Ltd.

Patrick T. Gerrits                      17,307                   /S/ DAVID P. GERRITS
Irrevocable Trust

Christine Marie Gerrits                 17,307                   /s/ Christine Marie
Kline Irrevocable Trust                                          GERRITS

Anne Gerrits                            60,573                   /S/ ANNE GERRITS

Anita F. Gerrits Trustee                11,538                   /S/ ANITA F. GERRITS
of Anita F. Gerrits Trust #1

James C. & Laure L. Keavney             31,729                   /s/ James C. Keavney
                                                                 /S/ LAURE L. KEAVNEY

James C. Keavney, Trustee for           5,769                    /S/ JAMES C. KEAVNEY
Laure L. Keavney Irrevocable Generation
Skipping Trust

Laure L. Keavney, Trustee for James C.  5,769                    /S/ LAURE L. KEAVNEY
Keavney Irrevocable Generation
Skipping Trust

Thomas J. Lawless                       2,704                    /S/ THOMAS J. LAWLESS

Ronald Robinson                         2,704                    /S/ RONALD ROBINSON

William A. Proulx                       2,704                    /S/ WILLIAM A. PROULX

James J. O'Brien Estate                 2,704                    /S/ JAMES O'BRIEN, III

Lumiye International SA                 126,195                  /S/ ANTON SCHEDLBAUER

Girasol Enterprises                     54,083                   /s/ Ines de S.
                                                                 SCHEDLBAUER

Krauser Family Investment Ltd.          120,186                  /S/ CHARLES KRAUSER

                                       17
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
NAME OF SHAREHOLDERS AND ADDRESS FOR    NUMBER OF SHARES         NOTICES IN THE TRUST SIGNATURE
BEING DEPOSITED
Goltra Family Investment Ltd.           120,186                  /S/ JOHN R. GOLTRA

Dorothy D'Angelo                        120,186                  /S/ DOROTHY D'ANGELO

John Wm. Beck                           162,251                  /S/ JOHN WM. BECK

Haas Financial Corp.                    90,139                   /S/ GEORGE HAAS

Rafael Nin                              55,921                   /S/ RAFAEL NIN

Sumner & Micheline Kramer               55,921                   /S/ SUMNER KRAMER

Angel Collado-Schwarz                   111,842                  /S/ ANGEL COLLADO-SCHWARZ

                                       18

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                         THE SPECIAL  COMMITTEE  OF  THE  BOARD OF DIRECTORS OF
                         PEPSI-COLA PUERTO RICO BOTTLING COMPANY


                         By: /S/ RICHARD REISS
                             _________________________________________________

                             /S/ SUTTON KEANY
                             _________________________________________________



                         PEPSI-COLA PUERTO RICO BOTTLING COMPANY


                         By:/S/ RAFAEL NIN
                            ---------------------------------------------------
                              Name:  Rafael Nin
                              Title: Chief Executive Officer



                            /S/ RAFAEL NIN
                            --------------------------------------------------
                              RAFAEL NIN
                              TRUSTEE


                                       19

PAGE
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                                                           EXHIBIT "A"

1. ROBERT AND ILENE WEISS V. PEPSI-COLA PUERTO RICO BOTTLING CO., CHARLES H. BEACH AND RAFAEL V. FARACE

2. THE GREAT NECK CAPITAL APPRECIATION INVESTMENT PARTNERSHIP, L.P. AND SAM TAVE V. CHARLES H. BEACH, RAFAEL V. FARACE AND PEPSI-COLA PUERTO RICO BOTTLING COMPANY

3.   ANNABELLA SYKES RAY, ON BEHALF OF HERSELF AND ALL OTHER SIMILARLY SITUATED
     V. PEPSI-COLA PUERTO RICO BOTTLING COMPANY, A DELAWARE CORPORATION, CHARLES H. BEACH AND RAFAEL V. FARACE

4. LOUIS GOLDSTEIN V. PEPSI-COLA PUERTO RICO BOTTLING COMPANY, CHARLES H. BEACH, MICHAEL J. GERRITS AND RAFAEL V. FARACE

5. JOSEPH SHAKEN, ON BEHALF OF HIMSELF AND ALL OTHERS SIMILARLY SITUATED V. PEPSI-COLA PUERTO RICO BOTTLING COMPANY, CHARLES H. BEACH, MICHAEL J. GERRITS AND RAFAEL V. FARACE

6. LUIS A. RIVERA POMALES; ROSA I. QUINTANA; FRANK FERN<a'>NDEZ; TALLABOA HEAVY EQUIPMENT CORP.; NELSON CAPOT<e'>; MYRTA OCEGUERA; EVENCIO RODR<i'>GUEZ V. PEPSI-COLA PUERTO RICO BOTTLING COMPANY; PAINEWEBBER, INCORPORATED; OPPENHEIMER & CO. INC. KMPG PEAT MARWICK, KPMG PEAT MARWICK LLP; KPMG FINSTERBUSCH PICKENHAYN SIBILLE; CHARLES H. BEACH; MICHAEL GERRITS; JAMES C. KEAVNEY; JOHN W. BECK; CHARLES R. KRAUSER; ANTON SCHEDLBAUER; C. LEON TIMOTHY; RAYMOND ULRICH; ABC, INC., DEF, INC.; MR. AND MRS. Y

7. SWEETWATER INVESTMENTS V. CHARLES H. BEACH, MICHAEL J. GERRITS, RAFAEL V. FARACE AND PEPSI-COLA PUERTO RICO BOTTLING COMPANY

8. JOSEPH SINGER V. CHARLES H. BEACH, MICHAEL J. GERRITS, RAFAEL V. FARACE AND PEPSI-COLA BOTTLING COMPANY

9. TURABO MEDICAL CENTER; HARZAN MORTGAGE; SARA PONS; VIRGILIO CARDONA DE LA OBRA, CHARLIE LA COSTA; MIGUEL A. ORTIZ FLORES, TRUSTEE OF MIGUEL A. ORTIZ FLORES KEOGH PLAN; HIPOLITO MIRANDA; C<e'>SAR A. CRUZ; DAVID W. TSAO AND VIVIEN CHEN; LUZ CORREA; H<e'>CTOR V<e'>LEZ; PADRE ZERVIGON; ELSA CASTRO P<e'>REZ; DR. ROBERTO RODRIGUEZ V<e'>LEZ; OSCAR RIVERA AND ANABEL A. RIVERA; DIANA NAZARIO; KAU SHING FUNG AND MUI CHUN WONG; ORLANDO MARRERO SANTIAGO; MARCOS BANDRICH; ALFREDO GARC<i'>A SASCO AND WILMA BORDOY OTERO, ERNESTO IGLESIAS, RODFAM INVESTMENTS, INC., V. CHARLES H. BEACH; MICHAEL
     J. GERRITS; RAFAEL V. FARACE; AND PEPSI-COLA PUERTO RICO BOTTLING COMPANY

                                       20


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